                                  EXTERNAL USE
LEHMAN BROTHERS                                    RESIDENTIAL MORTGAGE FINANCE
                                FINAL TERM SHEET
                                  $564,119,000
                              (APPROXIMATE OFFERED)
                                ABN AMRO 2001-1A
                  ABN AMRO MORTGAGE CORPORATION, SERIES 2001-1A
                     ABN AMRO MORTGAGE GROUP, INC., SERVICER
                        THE CHASE MANHATTAN BANK, TRUSTEE

                                                                     WAL to
                                                         Senior     Optional     Est.      Initial         Last          Expected
               Approx.        Initial    Security        WAL to    Termination Payment      Loss         Scheduled       Ratings
  Class         Size          Coupon     Description      Reset      (yrs)(1)   Window     Coverage    Distribution   (Moody's/S&P)
                                                        (yrs)(1)(2)                (1)                     Date
-----------------------------------------------------------------------------------------------------------------------------------
 IA-1(3)     $209,050,000.00   3.60%   Seq. Variable PT    1.03        1.03   11/01-01/04    3.50%       11/25/2031       Aaa/AAA
 IA-2(3)     $ 25,000,000.00   4.90%   Seq. Variable PT    3.29        3.29   01/04-05/06    3.50%       11/25/2031       Aaa/AAA
 IA-3(3)     $ 83,706,000.00   4.75%   Seq. Variable PT    3.29        3.29   01/04-05/06    3.50%       11/25/2031       Aaa/AAA
IA-4(3)(4)   $100,344,900.00   5.15%   Seq. Variable PT    4.90        4.90   05/06-09/06    3.50%       11/25/2031       Aaa/AAA
IA-5(5)          Notional      5.00%     Interest-Only     1.99        1.99   11/01-09/06    3.50%       11/25/2031       Aaa/AAA
-----------------------------------------------------------------------------------------------------------------------------------
IIA-1(3)     $130,390,000.00   5.25%     Variable PT       1.90        2.87   11/01-08/10    3.50%       11/25/2031       Aaa/AAA
IIA-2(5)         Notional      5.25%    Interest-Only      1.89        1.89   11/01-08/04    3.50%       11/25/2031       Aaa/AAA
-----------------------------------------------------------------------------------------------------------------------------------
  M(6)       $  6,820,000.00  Variable  Subordinate PT      NA         5.19   11/01-08/10    2.30%       11/25/2031        Aa2/AA
 B-1(6)      $  5,399,000.00  Variable  Subordinate PT      NA         5.19   11/01-08/10    1.35%       11/25/2031         A2/A
 B-2(6)      $  3,409,000.00  Variable  Subordinate PT      NA         5.19   11/01-08/10    0.75%       11/25/2031       Baa2/BBB
B-3(6)(7)    $  1,420,000.00  Variable  Subordinate PT      NA         5.19   11/01-08/10    0.50%       11/25/2031         Ba/BB
B-4(6)(7)    $    851,000.00  Variable  Subordinate PT      NA         5.19   11/01-08/10    0.35%       11/25/2031          B/B
B-5(6)(7)    $  1,994,827.00  Variable  Subordinate PT      NA         5.19   11/01-08/10    0.00%       11/25/2031          NR
-----------------------------------------------------------------------------------------------------------------------------------
  R(3)       $        100.00   3.60%       Residual        0.08        0.08   11/01-11/01    3.50%       11/25/2031        NR/AAA
-----------------------------------------------------------------------------------------------------------------------------------

(1) Prepayments were run at 100% PPC as described herein. Assumes bonds pay on the 25th of every month beginning November 2001.
(2) WAL to reset run on Hybrid collateral groups I and II Weighted-Average ("WA") reset.
(3) The Class IA-1, IA-2, IA-3, IA-4, IIA-1 and R will accrue interest based on the lesser of i) the initial coupon as described above and the applicable Net WAC until the weighted-average reset date for the respective group, thereafter the IA-1, IA-2, IA-3, IA-4, IIA-1 and R will accrue interest at the applicable net WAC as described on page 5.
(4) The Class IA-4 Certificates will be subject to the Mandatory Purchase Call as described under "Mandatory Purchase Call" on page 4.
(5) The Class IA-5 and IIA-2 will receive interest-only based on notional balances.
(6) The Class M and B will accrue interest at a variable rate as described on page 6.
(7)      The Class B-3, B-4 and B-5 are not offered for sale hereby.

--------------------------------------------------------------------------------

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell an d solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

                                  EXTERNAL USE
LEHMAN BROTHERS                                    RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

o The collateral pool is comprised of two groups of adjustable-rate mortgage loans:
    -  Group I: 5 year Hybrid, indexed to 1-year CMT
    -  Group II: 3 year Hybrid, indexed to 1-year CMT

o The trust will issue 14 certificates: 11 classes will be publicly offered (the "Public Certificates") and 3 classes will be privately offered (Classes B-3, B-4, B-5 will be offered privately).

o The trust will issue 6 classes of subordinate bonds: Class M, B-1, B-2, B-3, B-4 and B-5 that will be cross-collateralized for payments of principal, interest and allocation of losses and one class of residual interest certificates (Class R).

o The Class IA-4 Certificates will be subject to a Mandatory Purchase Call by a third party, Wells Fargo Bank, National Association, on the Distribution Date in September 2006. These Certificates will be purchased at par plus accrued interest, as detailed in a Mandatory Certificate Purchase Agreement.

o The Depositor will maintain a 5% Optional Redemption based on the Cut-Off Date collateral balance.











--------------------------------------------------------------------------------

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell an d solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

                                  EXTERNAL USE
LEHMAN BROTHERS                                    RESIDENTIAL MORTGAGE FINANCE


Terms of the Offering:

Cut off Date:                October 1, 2001

Expected Pricing Date:       October 15, 2001

Expected Settlement Date:    October 25, 2001

Distribution Dates:          25th of each month, commencing in November 2001

Issuer:                      ABN AMRO Mortgage Corporation

Servicer:                    ABN AMRO Mortgage Group, Inc.

Servicing Fee:               0.375% per annum on outstanding mortgage balance.

Trustee:                     The Chase Manhattan Bank

Rating Agencies:             S&P:      all Classes (except Class B-5)
                             Moody's:  all Classes (except Class B-5 and R)

Day Count:                   30/360

Delay Days:                  24 Day Delay:         All Classes.

Registration:                Book-entry form through DTC (except Class R)

Minimum Denomination:        Class IA-1, IA-2, IA-3, IA-4, IIA-1: $25,000 /$1
                             thereafter.
                             Class IA-5 and Class IIA-2: $1,400,000 /$1 thereafter.
                             Class M, B-1 and B-2: $100,000 /$1 thereafter.

SMMEA Eligibility:           All classes of the Public Certificates will be
                             SMMEA eligible except for Class B-1 and B-2.

ERISA Eligibility:           The Public Certificates will be ERISA eligible,
                             except for the Class IA-4.

Tax Status:                  REMIC for Federal income tax purposes.





--------------------------------------------------------------------------------

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell an d solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

                                  EXTERNAL USE
LEHMAN BROTHERS                                    RESIDENTIAL MORTGAGE FINANCE


Terms of the Offering (cont.):

Mandatory Purchase Call:     If you own a Class IA-4 Certificate
                             on the Distribution Date in September 2006, your certificate is subject to a mandatory purchase by Wells Fargo Bank, National Association, which is not affiliated with either ABN AMRO Mortgage
                             Corporation, the Servicer, or the Trustee.

                             The purchase price paid by Wells Fargo Bank, National Association for the Class IA-4 Certificates will be the sum of (i) 100% of the outstanding principal balance of the Class IA-4 Certificates on the distribution date in September 2006, after giving effect to distributions of principal and allocations of principal losses on such date and (ii) accrued and unpaid interest on the Class IA-4 Certificates, after giving affect to the distribution of interest on the distribution date in September 2006, for the period from September 1, 2006 up to such distribution date at the Class IA-4 interest rate.

Prepayment Assumption:       100% PPC assumes a constant pre-payment rate
                             ("CPR") of 25% per annum until 8 months prior to the weighted-average ("WA") first rate adjustment date for each respective collateral group (I and II), and further assumes the CPR will increase by 0.625% per annum each month for the next 8 months, and remains constant at 30% per annum thereafter.
Below are the CPR curves for collateral Group I and Group II:

 Group 1             %           Group 2            %
  Month             CPR           Month            CPR
-----------      ----------     ----------      ----------
  1-51            25.000          1-26           25.000
   52             25.625           27            25.625
   53             26.250           28            26.250
   54             26.875           29            26.875
   55             27.500           30            27.500
   56             28.125           31            28.125
   57             28.750           32            28.750
   58             29.375           33            29.375
59 forward      30 CPR Flat    34 forward     30 CPR Flat
-----------------------------------------------------------

As of the Cut-off Date the WA first rate adjustment date for collateral groups one and two is the following:
        Group 1 - September 2006
        Group 2 - August 2004
--------------------------------------------------------------------------------

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell an d solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

                                  EXTERNAL USE
LEHMAN BROTHERS                                    RESIDENTIAL MORTGAGE FINANCE


5% Optional Termination:     The transaction may be called when the aggregate
                             outstanding mortgage balance is less than 5% of the Cut-Off Date mortgage loan balance.

Terms of the Offering (cont.) - Interest Rates:

Interest Rates:              Class IA-1 will bear interest at a rate equal to
                             the lesser of (i) 3.60% per annum and (ii) the Net WAC of collateral Group I through the distribution date in September 2006. After the distribution date September 2006 the Class IA-1 will accrue interest at a rate equal to the Net WAC of collateral Group 1.

                             Class R will bear interest at a rate equal to the lesser of (i) 3.60% per annum and (ii) the Net WAC of collateral Group I, through the distribution date in September 2006. After the distribution date in September 2006 the Class R will accrue interest at a rate equal to the Net WAC of collateral Group 1.

                             Class IA-2 will bear interest at a rate equal to the lesser of (i) 4.90% per annum and (ii) the Net WAC of collateral Group I, through the distribution date in September 2006. After the distribution date in September 2006 the Class IA-2 will accrue interest at a rate equal to the Net WAC of collateral Group 1.

                             Class IA-3 will bear interest at a rate equal to the lesser of (i) 4.75% per annum and (ii) the Net WAC of collateral Group I, through the distribution date in September 2006. After the distribution date in September 2006 the Class IA-3 will accrue interest at a rate equal to the Net WAC of collateral Group 1.

                             Class IA-4 will bear interest at a rate equal to the lesser of (i) 5.15% per annum and (ii) the Net WAC of collateral Group I, through the distribution date in September 2006. After the distribution date in September 2006 the Class IA-4 will accrue interest at a rate equal to the Net WAC of collateral Group 1.

                             Class IA-5 will bear interest at a rate equal to 5.00% per annum through the distribution date in September 2006 based on a Notional Balance. After the distribution date September 2006 the Class IA-5 will not be entitled to distributions of any kind and will have a zero Notional Balance.

--------------------------------------------------------------------------------

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell an d solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

                                  EXTERNAL USE
LEHMAN BROTHERS                                    RESIDENTIAL MORTGAGE FINANCE


Terms of the Offering (cont.) - Interest Rates:

                             Class IIA-1 will bear interest at a rate equal to the lesser of (i) 5.25% per annum and (ii) the Net WAC of collateral Group II, through the distribution date in August 2004. After the distribution date August 2004 the Class IIA-1 will accrue interest at a rate equal to the Net WAC of collateral Group 2.

                             Class IIA-2 will bear interest at a rate equal to 5.25% per annum through the distribution date in August 2004 based on a Notional Balance. After the distribution date August 2004 the Class IIA-2 will not be entitled to distributions of any kind and will have a zero Notional Balance.

                             Class M, B-1, B-2, B-3, B-4 and B-5 are
                             cross-collateralized subordinate bonds for payments of principal, interest and allocation of losses. The Class M and B will bear interest at a rate equal to the weighted-average of the respective Net WAC of the two loan groups weighted by the corresponding "Group Subordinate Amounts".

                             The Group Subordinate Amounts for groups I and II are calculated as follows:

                             Subordinate Amount Group I:

                             Total Group I collateral, less the current principal balance of the Group I Senior Bonds (excluding notional balances).

                             Subordinate Amount Group II:

                             Total Group II collateral, less the current principal balance of the Group II Senior Bonds (excluding notional balances).


Credit Enhancement:          1st:   paid primary mortgage insurance on certain
                                    loans (as of the Cut-Off Date 4.80% of the
                                    mortgage loans had borrower paid Mortgage
                                    Insurance).
                             2nd:   subordination of the lower rated classes.

Loss Allocation:             If all of the credit support features have been
                             extinguished, any further losses will be allocated to the Class A Certificates on a pro rata basis.

--------------------------------------------------------------------------------

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell an d solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

                                  EXTERNAL USE
LEHMAN BROTHERS                                    RESIDENTIAL MORTGAGE FINANCE


Terms of the Offering (cont.):

Principal Distributions

Shifting Interest Structure with 5-year lockout*
(*if the AAA loss coverage doubles based on the initial loss coverage of 3.50% during the first 36 months of the transaction, the Senior bonds will only be entitled to 50% of the Subordinate bonds percentage of pre-payments, subject to cumulative loss and delinquency tests. After month 36 if the AAA loss coverage doubles based on the initial loss coverage of 3.50%, the Senior bonds will only be entitled to pre-payments based on the Senior bond percentage only, subject to cumulative loss and delinquency tests).

Shift %: 100% 1st 5 years, 70% in year 6, 60% in year 7, 40% in year 8, 20% in year 9, 0% thereafter.

Subordinate PDA:             (Scheduled Principal + Pre-payment Principal), less
                             (Senior PDA1 + Senior PDA2)

IO Classes:                  IA-5 and IIA-2

Principal Paydown Rules:

I. Pay Senior PDA as follows:

Senior PDA1:

         1) R, until reduced to zero.
         2) IA-1, until reduced to zero.
         3) IA-2 and IA-3 PRO RATA, until reduced to zero.
         4) IA-4, until reduced to zero.

Senior PDA2:
         1) IIA-1, until reduced to zero.

I. Pay Subordinate PDA as follows:

         1) M, B-1, B-2, B-3, B-4, and B-5, PRO RATA, until reduced to zero.


                                    Contacts
     MBS Trading                  Greg Boester                 (201) 524-5993

     Residential Finance          Stan Labanowski              (646) 351-5605
                                  Mike Hitzmann                (646) 351-5539





--------------------------------------------------------------------------------

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell an d solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).